EXHIBIT 10.22

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                          SYNAPTIX SYSTEMS CORPORATION
                               EVANS SYSTEMS, INC.
                                WAY ENERGY, INC.
                                October 30, 1998
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                                TABLE OF CONTENTS
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                                   ARTICLE I.

                                  PURCHASE AND SALE OF SHARES................................1
        Section 1.1.  Purchase and Sale of Shares............................................1
        Section 1.2.  Purchase Price.........................................................1
        Section 1.3.  Make Whole Adjustment..................................................2

                                   ARTICLE II.

                       REPRESENTATIONS AND WARRANTIES OF SELLER AND ESI......................4
        Section 2.1.  Corporate Existence....................................................4
        Section 2.2.  Authorization; Validity................................................5
        Section 2.3.  No Breach of Statute or Contract.......................................5
        Section 2.4.  Subsidiaries...........................................................6
        Section 2.5.  Capitalization and Shareholdings.......................................6
        Section 2.6.  Financial Statements...................................................6
        Section 2.7.  Absence of Undisclosed Liabilities.....................................6
        Section 2.8.  Absence of Certain Changes or Events...................................6
        Section 2.9.  Proprietary Rights.....................................................8
        Section 2.10. Litigation.............................................................9
        Section 2.11. Contracts and Commitments.............................................10
        Section 2.12. Compliance with Laws; Environmental Matters...........................10
        Section 2.13. Taxes.................................................................12
        Section 2.14. Employees.............................................................12
        Section 2.15. Employee Benefit Plans................................................13
        Section 2.16. Title to Property.....................................................13
        Section 2.17. Investment............................................................14
        Section 2.18. Related Party Agreements..............................................14
        Section 2.19. Relations With Governments, etc.......................................14
        Section 2.20. Inventories...........................................................14
        Section 2.21. Insurance.............................................................15
        Section 2.22. Brokers...............................................................15
        Section 2.23. Closing Date Effect...................................................15

                                  ARTICLE III.

                            REPRESENTATIONS AND WARRANTIES OF BUYER.........................15
        Section 3.1.  Corporate Existence...................................................15
        Section 3.2.  Authorization; Validity...............................................16
        Section 3.3.  No Breach of Statute or Contract......................................16
        Section 3.4.  Capitalization; Buyer Common Stock....................................17
        Section 3.5.  SEC Reports and Financial Statements..................................17
        Section 3.6.  Absence of Undisclosed Liabilities....................................18
        Section 3.7.  Absence of Certain Changes or Events..................................18
        Section 3.8.  Litigation............................................................19
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                           TABLE OF CONTENTS (CONT'D)

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        Section 3.9.  Compliance with Laws; Environmental Matters...........................19
        Section 3.10. Taxes.................................................................20
        Section 3.11. Investment............................................................21
        Section 3.12. Related Party Agreements..............................................21
        Section 3.13. Employees.............................................................21
        Section 3.14. Relations With Governments, etc.......................................21
        Section 3.15. Brokers...............................................................22
        Section 3.16. Closing Date Effect...................................................22

                                   ARTICLE IV.

                                           COVENANTS........................................22
        Section 4.1.  Access to Information.................................................22
        Section 4.2.  Agreement to Cooperate................................................23
        Section 4.3.  Conduct of Business Prior to the Closing Date.........................23
        Section 4.4.  Conduct of Buyer's Business Prior to the Closing Date.................24
        Section 4.5.  Confidentiality.......................................................25
        Section 4.6.  Announcements.........................................................25
        Section 4.7.  Satisfaction of Conditions............................................26
        Section 4.8.  Notice of Developments................................................26
        Section 4.9.  Reporting Status......................................................26
        Section 4.10. AMEX Listing..........................................................26
        Section 4.11. Board Representative..................................................26
        Section 4.12. Company Funding.......................................................26

                                   ARTICLE V.

                                            CLOSING.........................................27
        Section 5.1.  Closing...............................................................27
        Section 5.2.  Deliveries by Seller and ESI..........................................27
        Section 5.3.  Deliveries by Buyer...................................................28

                                   ARTICLE VI.

                              CONDITIONS PRECEDENT TO OBLIGATIONS...........................28
        Section 6.1.  Conditions to Obligations of Buyer....................................28
        Section 6.2.  Conditions to Obligations of Seller and ESI...........................29

                                  ARTICLE VII.
                               INDEMNIFICATION..............................................31
        Section 7.1.  Survival of Representations and Warranties and Agreements.............31
        Section 7.2.  Indemnification.......................................................31
        Section 7.3.  Limitations on Indemnification........................................32
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                           TABLE OF CONTENTS (CONT'D)

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        Section 7.4.  Procedure for Indemnification with Respect to Third-Party Claims......32
        Section 7.5.  Procedure For Indemnification with Respect to Non-Third-Party Claims..33

                                  ARTICLE VIII.

                                  TERMINATION...............................................34
        Section 8.1.  Termination by Buyer..................................................34
        Section 8.2.  Termination by Seller or ESI..........................................34
        Section 8.3.  Termination by Any Party..............................................34
        Section 8.4.  Termination by Mutual Consent.........................................35
        Section 8.5.  Effect of Termination.................................................35

                                   ARTICLE IX.

                                   MISCELLANEOUS PROVISIONS.................................35
        Section 9.1.  Notices...............................................................35
        Section 9.2.  Entire Agreement......................................................36
        Section 9.3.  Binding Effect; Assignment............................................36
        Section 9.4.  Captions..............................................................36
        Section 9.5.  Expenses of Transaction...............................................36
        Section 9.6.  Waiver; Consent.......................................................36
        Section 9.7.  No Third Party Beneficiaries..........................................37
        Section 9.8.  Counterparts..........................................................37
        Section 9.9.  Gender................................................................37
        Section 9.10. Governing Law.........................................................37
        Section 9.11. Knowledge.............................................................37
        Section 9.12. Incorporation of Exhibits and Schedules...............................37
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                          INDEX TO EXHIBITS AND ANNEXES



EXHIBIT

A.................................................Registration Rights Agreement

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                               INDEX TO SCHEDULES

SELLER

2.1.  List of Jurisdictions in Which the Company is Qualified to Do Business
2.3.  Effects under Statute or Contract
2.5.  Required Consents
2.6.  Company Financial Statements
2.7.  Absence of Undisclosed Liabilities
2.8.  Absence of Certain Changes or Events
2.9.  Intellectual Property Rights
2.10. Litigation
2.11. Contracts and Commitments
2.12. Compliance with Laws; Hazardous Substances
2.13. Taxes
2.14. Employees
2.15. Benefit Plans
2.16. Real Property
2.18. Related party Agreements
2.21. Insurance
2.22. Brokers
4.12. Company Indebtedness

BUYER

3.1.  List of Jurisdictions in Which Buyer is Qualified to Do Business
3.4.  Agreements, Etc. with Respect to Buyer Common Stock
3.7.  Absence of Certain Changes or Events
3.8.  Litigation
3.9.  Compliance with Laws; Hazardous Substances
3.10. Taxes
3.12. Related Party Agreements
3.13. Employees
3.15. Brokers
                                       -v-
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                           STOCK PURCHASE AGREEMENT

               THIS AGREEMENT, dated as of October 30, 1998, is by and among Synaptix Systems Corporation, a Colorado corporation, d.b.a. Affiliated Resources Corporation ("Buyer"), Evans Systems, Inc., a Texas corporation ("ESI"), and Way Energy, Inc., a Delaware corporation ("Seller").

                              W I T N E S S E T H:

               WHEREAS, the Seller is a wholly-owned subsidiary of ESI and owns all of the issued and outstanding shares (the "Shares") of common stock, par value $10.00 per share (the "Common Stock"), of ChemWay Systems, Inc., a Texas corporation (the "Company");

               WHEREAS, the Company has previously been engaged in the business (hereinafter referred to as the "Business") of producing, packaging and marketing automotive after-market chemical products, the operations of which was suspended in February 1998; and

               WHEREAS, the Buyer desires to purchase and the Seller desires to sell the Shares, upon the terms and subject to the conditions set forth in this Agreement;

               NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, each of Buyer and Seller agrees as follows:

                                   ARTICLE I.

                           PURCHASE AND SALE OF SHARES

               Section 1.1. PURCHASE AND SALE OF SHARES. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as hereinafter defined), Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, all right, title and interest in and to the Shares free and clear of any restrictions or conditions to transfer or assignment, rights of first refusal, mortgages, liens, pledges, charges, encumbrances, equities, claims, covenants, conditions, restrictions, options or agreements for an amount equal to the Purchase Price (as hereinafter defined). On the Closing Date, Seller shall deliver to Buyer a certificate or certificates representing the Shares, duly endorsed in blank or accompanied by a stock power executed in blank.

               Section 1.2. PURCHASE PRICE. The aggregate purchase price for the Shares shall consist of shares of the Common Stock of the Buyer having an aggregate value of $6,000,000 (the "Purchase Price"). The Purchase Price shall be payable by delivery on the Closing Date of shares (the "Payment Shares") of Buyer's Common

                                       -1-
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Stock, $.003 par value per share (the "Buyer Common Stock"). All Payment Shares to be delivered under this Agreement shall be valued at $4.00 (the "Closing Date Price"). All references in this Agreement to the Payment Shares shall be references to an aggregate number of shares of Buyer Common Stock with such aggregate value.

               Section 1.3. MAKE WHOLE ADJUSTMENT. (a) In the event that the Anniversary Date Average Price (as defined below) is less than the Closing Date Price, Buyer shall issue a number of additional shares of Buyer Common Stock (the "Make Whole Shares") to ESI. The number of Make Whole Shares to be issued to ESI shall be equal to (i) the Purchase Price less (x) the number of Payment Shares delivered to ESI multiplied by (y) the Anniversary Date Average Price divided by (ii) the Anniversary Date Average Price. The Anniversary Date Market Price shall mean the greater of (x) $2.40 and (y) the average closing price of a share of Buyer Common Stock on the Buyer's then principal trading market, during the 20 consecutive trading day period ending two trading days prior to the one year anniversary of the Closing Date. The Make Whole Shares, if any, shall be delivered to ESI ten days after the one year anniversary of the Closing Date.

               (b) Buyer's obligation to issue the Make Whole Shares shall be absolute, non-contingent and irrevocable, independent of all other legal relationships among the parties to this Agreement and not subject to any right of set-off or other reduction of any kind, whether for any claim of any kind whatsoever, liability, damage, loss, expense, cause of action or otherwise.

               (c) If Buyer shall at any time during the period from the Closing Date to the one year anniversary of the Closing Date subdivide the outstanding Buyer Common Stock into a greater number of shares or consolidate the outstanding Buyer Common Stock into a smaller number of shares (any such event being called a "Buyer Stock Reorganization"), then the number of Make Whole Shares to be issued shall be adjusted to a number determined by multiplying the number of Make Whole Shares that would have been issued pursuant to the foregoing formula by a fraction, the numerator of which shall be the number of shares of Buyer Common Stock outstanding after giving effect to such Buyer Stock Reorganization and the denominator of which shall be the number of shares of Buyer Common Stock outstanding immediately before such Buyer Stock Reorganization.

               (d) (A) If (i) Buyer agrees to merge or consolidate with another entity and Buyer is not the surviving entity upon consummation of the merger or consolidation (the date of such consummation being the "Transaction Date"), (ii) the Transaction Date occurs on or before the last day upon which the Make Whole Shares could be delivered under
        Section 1.3(a) hereof and the Make Whole Shares have not been issued and delivered to ESI and (iii) the value two trading days before

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        the Transaction Date of the consideration per share of Buyer Common
        Stock to be received by shareholders of Buyer, determined by the Buyer's board of directors acting in good faith (the "Consideration Value") in such merger or consolidation is not equal to or greater than the Closing Date Price, then on the Transaction Date immediately prior to the consummation of the merger or consolidation, Buyer shall deliver to each Seller for each share of Buyer Common Stock originally issued at the closing hereunder and held by such Seller on the Transaction Date (before the consummation of the merger or consolidation) either (x) an amount of cash equal to the difference between the Closing Date Price and the Consideration Value or (y) shares of Buyer Common Stock having a value equal to the difference between the Closing Date Price and the Consideration Value, with such value determined based upon the average closing price of a share of Buyer Common Stock during the 20 trading days ending two trading days prior to the Transaction Date, the form of such payment, either cash or stock, to be at the option of Buyer.

               (B) If (i) on or before the last date upon which the Make Whole Shares could be delivered under Section 1.3(a) hereof (provided that no Make Whole Shares have been issued and delivered to ESI), Buyer concludes a transaction required to be reported under Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder (the "13(e) Transaction") and (ii) the average closing price of a share of Buyer Common Stock on the 20 trading days ending two trading days prior to the last day upon which shareholders of Buyer could tender shares of Buyer Common Stock in the 13(e) Transaction (the "13(e) Transaction Date Average Price") is less than the Closing Date Price, on the date Buyer distributes the consideration for the shares of Buyer Common Stock tendered and accepted in the 13(e) Transaction, Buyer shall pay to ESI an amount of cash per share tendered and accepted equal to the difference between the Closing Date Price and the 13(e) Transaction Date Average Price, provided that Buyer shall also pay to ESI the consideration per share tendered and accepted of Buyer Common Stock paid in the 13(e) Transaction to tendering shareholders for shares of Buyer Common Stock accepted by the Buyer.

               (c) Upon payment of the amounts provided in Section 1.3(d)(A), Buyer and its successors and assigns shall have no further obligation to issue the Make Whole Shares under Section 1.3(a). Upon payment of the amounts provided in Section 1.3(d)(B), Buyer shall have no further obligation to issue the Make Whole Shares under Section 1.3(a) to ESI with respect to tendered shares that the Buyer accepted, but Buyer shall remain obligated to issue the Make Whole Shares under Section 1.3(a) with respect to all shares of Buyer Common

                                       -3-
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        Stock that were originally issued on the Closing Date and remain issued and outstanding and owned by ESI on the first anniversary date of the Closing Date.

               (e) If, on or before the last date upon which the Make Whole Shares could be delivered under Section 1.3(a) hereof, Buyer concludes a recapitalization, capital reorganization or other similar transaction and as a result shares of Buyer Common Stock are exchanged, converted, reclassified or otherwise changed, in whole or in part, into one or more classes of other shares or equity securities of Buyer (or securities convertible into shares or other equity securities of Buyer), such shares, other equity securities or convertible securities received by ESI shall be subject to the terms of this Section 1.3, and Buyer's board of directors, acting in good faith, shall take such actions as may reasonably be necessary to assure that ESI receives, with respect to such shares, other equity securities or convertible securities, the full economic benefit intended by this Section 1.3 with respect to the Buyer Common Stock received by ESI on the Closing Date.

               (f) The 13(e) Transaction Date Average Price and the value of Buyer Common Stock for the purposes of clause (y) of Section 1.3(d)(A) shall be determined based upon the average closing price of a share of Buyer Common Stock on the Buyer's then principal trading market, during the 20 consecutive trading day period ending two trading days prior to such transaction date.

                                   ARTICLE II.

                REPRESENTATIONS AND WARRANTIES OF SELLER AND ESI

               Each of Seller and ESI represents and warrants to Buyer that:

               Section 2.1. CORPORATE EXISTENCE. Each of Seller, ESI and the Company is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has the corporate power to own, operate or lease its respective properties and to carry on its business as now being conducted. Complete and correct copies of the Articles of Incorporation of the Company and all amendments thereto, certified by the Secretary of State of the State of Texas, and of the By-Laws of the Company and all amendments thereto, certified by the Secretary of the Company, heretofore have been delivered to Buyer. As a result of the business conducted by the Company or the character or location of its properties, the Company is duly qualified to do business and is in good standing in those states listed on
Schedule 2.1 hereto, which states are the only states where the nature of the business conducted by it or the character or location of its properties requires such qualification and where the failure to so qualify would have a material adverse effect upon the business, operations, assets, properties, rights or condition

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(financial or otherwise) or prospects of the Company or upon the ability of the
Company to consummate the transactions contemplated by this Agreement (a "Material Adverse Effect").

               Section 2.2. AUTHORIZATION; VALIDITY. Each of Seller and ESI has all requisite corporate power and authority to enter into this Agreement and the Lease Agreement (as defined hereinafter) to perform its obligations hereunder and to consummate the transactions contemplated hereby. No declaration, recording or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement and the Lease Agreement by Seller and ESI or the consummation by Seller and ESI of the transactions contemplated hereby or thereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect. All necessary action has been taken by Seller and ESI with respect to the execution, delivery and performance by Seller and ESI of this Agreement, the Lease Agreement and the consummation of the transactions contemplated hereby and thereby. Assuming the due execution and delivery of this Agreement and the Lease Agreement by Buyer, each of these Agreements and the Lease Agreement is a legal, valid and binding obligation of Seller and ESI, enforceable against Seller and ESI in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the enforcement of creditors' rights and general principles of equity (whether applied in a proceeding at law or in equity).

               Section 2.3. NO BREACH OF STATUTE OR CONTRACT. Except as set forth on Schedule 2.3 hereto, neither the execution and delivery of this Agreement, nor the consummation by each of Seller and ESI of the transactions contemplated hereby, nor compliance by each of Seller and ESI with any of the provisions hereof, will (a) violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to Seller, ESI or the Company or any of their respective properties; (b) breach or conflict with any of the terms, provisions or conditions of the respective Certificates or Articles of Incorporation or respective By-Laws of Seller, ESI or the Company; or (c) violate, conflict with or breach or require the authorization, consent or approval of any party under any agreement, contract, mortgage, instrument, indenture or license to which Seller, ESI or the Company is a party or by which Seller, ESI or the Company is or may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties any claim, interest or right, including rights of termination or cancellation in, or with respect to, any of their respective properties or the Shares.

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               Section 2.4. SUBSIDIARIES. The Company has no subsidiaries or equity investments in any other corporation, association, partnership, joint venture or other entity.

               Section 2.5. CAPITALIZATION AND SHAREHOLDINGS. The authorized capital stock of the Company consists of 500,000 shares of Common Stock, of which 65,000 shares are issued and outstanding, and are owned of record and beneficially by Seller. At the Closing, the Seller will own all of the Shares free and clear of all liens, claims, charges or encumbrances. Except for the required consents set forth on Schedule 2.5, the Seller has full right, power, legal capacity and authority to transfer and deliver the Shares pursuant to this Agreement and neither the Seller nor the Company is a party to or bound by any agreements, arrangements or understandings restricting in any manner the sale or transfer of the Shares. The capital stock of the Company is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and non-assessable and free of preemptive rights. There is not outstanding, and neither the Seller nor the Company is bound by or subject to, any subscription, option, warrant, call, right, contract, commitment, agreement, understanding or arrangement to issue any additional shares of capital stock of the Company, including any right of conversion or exchange under any outstanding security or other instrument, and no shares of Common Stock are reserved for issuance for any purpose.

               Section 2.6. FINANCIAL STATEMENTS. Attached hereto as Schedule
2.6 is a balance sheet of the Company at June 30, 1998 and related statement of income for the nine months then ended (collectively the "Company Financial Statements"), certified by the Chief Financial Officer of the Company as having been prepared in accordance with GAAP consistently applied. Except as set forth on Schedule 2.6, the Company Financial Statements (i) are true, correct and complete, (ii) are in accordance with the books and records of the Company, and
(iii) fairly, completely and accurately present the financial position of the Company at the dates specified and the results of its operations for the periods covered.

               Section 2.7. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Company Financial Statements or on Schedule 2.7 attached hereto, the Company has no debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, that would have a Material Adverse Effect.

               Section 2.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on Schedule 2.8 hereto, since June 30, 1998, no event or circumstance has occurred resulting or reasonably likely to result in a Material Adverse Effect. Without limiting the generality of the foregoing, since that date there has not been, with respect to the Company:

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               (a) Any change in its Business, operations (as now conducted or as presently proposed to be conducted), assets, properties or rights, prospects or condition (financial or otherwise), or combination thereof which reasonably could be expected to result in a Material Adverse Effect;

               (b) Other than in the usual and ordinary course of business, any increase in amounts payable by the Company to or for the benefit of or committed to be paid by the Company to or for the benefit of any officer, director, stockholder, consultant, agent or employee of the Company, in any capacity, or in any benefits granted under any bonus, stock option, profit sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan with respect to any such person;

               (c) Any transaction entered into or carried out other than in the ordinary and usual course of its business, including without limitation, any transaction resulting in the incurrence of liabilities or obligations;

               (d) Any material change made in the methods of doing business or in the accounting principles or practices or the method of application of such principles or practices;

               (e) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to any of its properties that will not be discharged prior to the Closing Date except for financing statements filed by personal property lessors as a matter of notification only;

               (f) Except in the ordinary course of business, any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of its properties, assets or services, individually or in the aggregate, in excess of $25,000;

               (g) Any purchase of or any agreement to purchase capital assets or any lease or any agreement to lease, as lessee, any capital assets, individually or in the aggregate, with a purchase price or carrying value in excess of $25,000;

               (h) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any contract, agreement, license or other instrument to which the Company is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of its business;

               (i) Any declaration of, or dividend or other distribution to the Company's stockholders, purchase, redemption or reclassification of any of the Company's capital stock or stock

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split, stock dividend, exchange or recapitalization or execution of any agreement in respect of the foregoing;

               (j) Any damage, destruction or similar loss, whether or not covered by insurance, adversely affecting the Business;

               (k) any labor grievances or claims filed, or any similar event or condition of any character, that will have a Material Adverse Effect on the Company;

               (l) any cancellation, or agreement to cancel, any indebtedness, obligation or other liability owing to it, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice; or

               (m) Any commitment by the Company to do any of the foregoing.

               Section 2.9. PROPRIETARY RIGHTS. Schedule 2.9 sets forth a complete and accurate list of all patents (including all reissues, reexaminations, continuations, continuations-in-part and divisions thereof), inventions, trade secrets, processes, proprietary rights, proprietary knowledge, know-how, computer software, trademarks, names, service marks, trade names, copyrights, symbols, logos, franchises and permits of the Company and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof that the Company owns or has the right to use or to which the Company is a party and all filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices (collectively, the "Intellectual Property Rights"). The Intellectual Property Rights listed on
Schedule 2.9 are all the proprietary rights necessary to the conduct of the Business as now conducted. Except as set forth on Schedule 2.9 or as would not reasonably be expected to have a Material Adverse Effect (a) the Company is the sole and exclusive owner of all right, title and interest in and to all Intellectual Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever, (b) no consent or approval of any party will be required for the use of any of these Intellectual Property Rights by Buyer following the Closing Date, and (c) no governmental registration of any of these Intellectual Property Rights has lapsed or expired or been canceled, abandoned, opposed or the subject of any reexamination request.

               Except as disclosed in Schedule 2.9 or as would not reasonably be expected to have a Material Adverse Effect (a) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or other

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agreement to which it is a party and pursuant to which it is authorized to use any third-party patents, trademarks, service marks or copyrights (the "Third-Party Intellectual Property Rights"); (b) no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by the Company (the "Company Intellectual Property Rights"), any trade secret material to the Company, or Third-Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third-Party Intellectual Property Rights or through the Company, are currently pending or, to the knowledge of ESI, threatened in writing by any person; and (c) ESI does not know of any valid ground for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any products as now used, sold or licensed or proposed for use, sale or license by the Company, infringes on any copyright, patent, trademarks, service mark or trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company as currently conducted or as proposed to be conducted; (ii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (iii) challenging the license or legally enforceable right to use of the Third Party Intellectual Property Rights by the Company.

               Section 2.10. LITIGATION. Schedule 2.10 sets forth a complete and accurate list as of the date hereof of all claims, actions, suits, proceedings or, to ESI's knowledge, investigations (collectively, the "Proceedings") pending or threatened against or affecting the Company or any of the Company's properties or to ESI's knowledge, any of the Company's officers or directors in their capacities as such, in, before or by any federal, state, or local or foreign court, governmental agency or other governmental body (each a "Governmental Authority"). Seller and ESI shall update Schedule 2.10 as of the Closing Date, but any information on such updated schedule relating to Proceedings arising after the date hereof shall not constitute a breach of this
Section 2.10 unless such Proceedings have had or can reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 2.10, there is no Proceeding pending or, to the knowledge of ESI, threatened against or affecting the Company or any of the Company's properties or to ESI's knowledge, any of the Company's officers or directors in their capacity as such, in, before or by any Governmental Authority that has had or can reasonably be expected to have a Material Adverse Effect, nor has any Governmental Authority notified the Company prior to the date hereof of any intention to conduct any investigation with respect to the Company. The Company is not subject to or in default with the respect to any judgment, order, writ, injunction or decree or any governmental restriction.

               Section 2.11. CONTRACTS AND COMMITMENTS. Schedule 2.11 lists all personal property leases, contracts, agreements, contract rights, license agreements, franchise rights and agreements, policies, purchase and sales orders, quotations and executory commitments, instruments, third party guaranties, indemnifications, arrangements, obligations and understandings, whether oral or written, to which the Company is a party (whether or not legally bound thereby), that are currently in effect and that require payments, individually or in the aggregate, in excess of $25,000, other than purchase and sale orders, quotations and executory commitments incurred in the ordinary course of business of the Company (collectively, the "Contracts"). Each of the Contracts is valid and binding, in full force and effect and enforceable against the Company in accordance with its provisions. Except as set forth on Schedule 2.11, the Company has not assigned, mortgaged, pledged, encumbered, or otherwise hypothecated any of its right, title or interest under any of the Contracts. Neither the Company nor, to ESI's knowledge, any other party thereto is in violation of, in default in respect of nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a material violation or a default of any Contract. No notice has been received by Seller, ESI or the Company claiming any such default by the Company or indicating the desire or intention of any other party thereto to amend, modify, rescind or terminate the same.

               Section 2.12. COMPLIANCE WITH LAWS; ENVIRONMENTAL MATTERS.

               (a) For the purposes of this Section 2.12, "Environmental Laws" means any and all laws, statutes, codes, ordinances, orders, rules, regulations, judgments, decrees, injunctions, writs, edicts, awards, authorizations or other requirement of any national, state, county, municipal or other government, domestic or foreign, or of any agency, board, bureau, commission, court, department or other instrumentality thereof, or any obligation included in any certificate, franchise, permit or license issued by any such governmental authority or resulting from binding arbitration, including any requirement under common law, relating to the environment or public or worker health or safety, including ambient air, surface water, land surface or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including Solid Wastes, Hazardous Wastes or Hazardous Substances) or noxious noise or odor into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material, volatile organic compounds or polychlorinated biphenyls).

               (b) The Company is in compliance in all material respects with all laws, ordinances, regulations and orders applicable to the Business, including without limitation all Environmental Laws applicable to it or any of its owned or operated facilities, sites or other properties, businesses and operations, including those which relate to the reporting by the Company of all sites owned or operated by it where Solid Wastes, Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled, and possesses all necessary certifications and licenses required for the conduct of its Business. Seller and ESI have no notice or actual knowledge of any violations of such laws, ordinances, regulations and orders or notice of intent to cancel, terminate or not renew such certifications or licenses, whether actual, claimed or alleged, except as disclosed on Schedule 2.12 hereto and except for those instances as are not reasonably likely to have a Material Adverse Effect.

               (c) The Company is not the subject of or, to the knowledge of Seller or ESI, being threatened to be the subject of (i) any enforcement proceeding, (ii) any investigation under any Environmental Law, or (iii) any third party claim relating to the violation of any Environmental Law on or off the properties of the Company.

               (d) No release (as defined in the Environmental Laws) at, from in or on any site owned or operated by the Company has occurred which, if all relevant facts were known, would require remediation to avoid deed record notices, restrictions liabilities or would result in other consequences that would not be applicable if that release had not occurred.

               (e) The Company has not transported or arranged for the transportation of any Solid Wastes, Hazardous Wastes or Hazardous Substances to, or disposed or arranged for the disposition of any Solid Wastes, Hazardous Wastes or Hazardous substances at, any off-site location that could reasonably be expected to lead to any claim against the Company or Buyer as a potentially responsible party for any fines, clean-up costs, remedial work, damage to natural resources, personal injury or property damage.

               (f) To the knowledge of Seller or ESI, no storage tanks exist or have ever existed on or under any of the properties owned or operated by the Company from which any Solid Wastes, Hazardous Wastes or Hazardous Substances have been released into the surrounding environment. The Company has provided the Buyer with copies (or if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews and other analyses conducted by or on behalf, or which otherwise are in the actual or constructive possession, of the Company, respecting any facility, site or other property presently owned or operated by the Company.

               Section 2.13. TAXES. Except as set forth on Schedule 2.13:3

               (a) The Company has duly filed all federal, state, local and foreign tax returns and tax reports required to have been filed by it prior to the date hereof and will file, on or before the Closing Date, all such returns and reports that are required to be filed after the date hereof and on or before the Closing Date, all such returns and reports are true, correct and complete in all material respects, none of such returns and reports has been amended, and all taxes, assessments, fees and other governmental charges arising under such returns and reports (i) have been fully paid (or, with respect to any returns or reports filed between the date hereof and the Closing Date, will be), or (ii) are being contested in good faith by appropriate proceedings (and are set forth on Schedule 2.13);

               (b) Schedule 2.13 sets forth the dates and results of any and all audits of federal, state, local and foreign tax returns of the Company performed by federal, state, local or foreign taxing authorities. No waivers of any applicable statutes of limitations are outstanding. All deficiencies proposed as a result of any audits have been paid or settled. There is no pending or threatened federal, state, local or foreign tax audit of the Company and no agreement with any federal, state, local or foreign tax authority that may affect the subsequent tax liabilities of the Company; and

               (c) The Company has no material liabilities for taxes other than as shown on the Company Financial Statements, and no federal, state, local or foreign tax authority is now asserting or, to the knowledge of Seller or ESI, threatening to assert any deficiency or assessment for additional taxes with respect to the Company.

               (d) All amounts required to be withheld by the Company and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other taxes have been collected or withheld and paid to the proper taxing authority. The Company has made all deposits required by law to be made with respect to employees' withholding and other employment taxes.

               Section 2.14. EMPLOYEES. The Company is not a party to or bound by any collective bargaining agreement, nor has the Company experienced any strike or material grievance, unfair labor practice or other collective bargaining dispute within the three year period prior to the date hereof. To the knowledge of Seller and ESI, the Company has not committed any wrongful discharge or other wrongful act with respect to the employment or termination of any employee prior to the Closing Date that, individually or in the aggregate, can reasonably be anticipated to result in a Material Adverse Effect. Schedule
2.14 sets forth a complete list of the names, titles and rates of compensation at the date hereof of all employees, nonemployee officers or directors and key consultants and independent contractors of the Company. Except as set forth on Schedule 2.14, there are no employment agreements, whether written or oral, to which the Company is a party. The Company is not aware of any employee of the Company who is not a citizen of, or authorized in accordance with federal immigration laws to be employed in, the United States.

               Section 2.15. EMPLOYEE BENEFIT PLANS. Schedule 2.15 hereto comprises a listing of each bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, liability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs or arrangements for the benefit of or relating to, any employee of, or independent contractor or consultant to, and all other compensation practices, policies, terms or conditions, whether written or unwritten (the "Employee Plans") which the Company presently maintains, to which the Company presently contributes or under which the Company has any liability and which relates to employees or independent contractors of the Company. The Employee Plans administered by the Company have been administered in all material respects in accordance with all requirements of applicable law and terms of each such plan. Each Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority, has been so qualified, registered or approved by the appropriate governmental agency or authority and, to the best of the Seller's and ESI's knowledge, nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval. Except as set forth in Schedule 2.15 all contributions (including premiums) in material amounts required by law or contract to have been made or approved by the Company under or with respect to Employee Plans have been paid or accrued by the Company. Without limiting the foregoing, there are no material unfunded liabilities under any Employee Plan. Neither the Seller nor ESI has received notice of any investigations, litigation or other enforcement actions against the Company with respect to any of the Employee Plans.

               Section 2.16. TITLE TO PROPERTY. The Company has good and marketable title, or valid leasehold rights (in the case of leased property), to all real property and all personal property purported to be owned or leased by it or used in the operation of its business, free and clear of all encumbrances, excluding (i) liens for taxes, fees, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof; (ii) liens for mechanics, materialmen, laborers, employees, suppliers or other which are not yet delinquent or are being contested in good faith by appropriate proceedings; (iii) liens created in the ordinary course of business in connection with the leasing or financing of office, computer and related equipment and supplies; (iv) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property; (v) liens set forth on
Schedule 2.16; and (vi) liens or defects in title or leasehold rights that are not reasonably likely to have a Material Adverse Effect. All of such owned or leased property with a value in excess of $10,000 is listed on Schedule 2.16 hereto, as well as a brief description of each such property, which if leased shall include the termination date of such lease. The Company has provided Buyer with true, complete and correct copies of all title reports and insurance policies relating to any of the real properties listed as being owned or leased in Schedule 2.16 and of all leases under which the Company is leasing each of the properties listed in Schedule 2.16 as being leased. The fixed assets of the Company are affixed only to one or more of the real properties listed in
Schedule 2.16 and, except as set forth therein, are well-maintained and adequate for the purposes for which they presently are being used or held for use, ordinary wear and tear excepted. All the property, plant and equipment of the Company are in good working order and condition, ordinary wear and tear expected, and adequate for the purposes for which they presently are being used or held for use.

               Section 2.17. INVESTMENT. ESI is acquiring the Payment Shares and will acquire the Make Whole Shares solely for its own account as an investment and not with a view to, or for offer or resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder. ESI is an "accredited investor" as that term is defined in Rule 501 promulgated under the Act.

               Section 2.18. RELATED PARTY AGREEMENTS. Except as set forth in
Schedule 2.18, there are no contracts or other agreements, written or oral, to which the Company is a party or is bound or by which any property of the Company is bound or may be subject and to which the Seller or any of its Affiliates (as such term is defined in the Securities Act) also is a party.

               Section 2.19. RELATIONS WITH GOVERNMENTS, ETC. The Company has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office which would cause the company to be in violation of the Foreign Corrupt Practices Act of 1977 or any governmental requirement to a similar effect.

               Section 2.20. INVENTORIES. All inventories, net of reserves determined in accordance with GAAP, of the Company which are classified as such on the Company Financial Statements are merchantable and salable or usable in the ordinary course of business. The Company does not depend on any single vendor for its inventories the loss of which could have a Material Adverse Effect.

               Section 2.21. INSURANCE. Set forth on Schedule 2.21 is a list of all insurance policies carried by the company, a list of all insurance loss runs and worker's compensation claims received for the most recently ended three policy years, and true, complete and correct copies of all insurance policies carried by the Company which are in effect as of the date hereof, all of which
(A) have been issued by insurers of recognized responsibility and (B) currently are, and will remain without interruption through the Closing Date, in full force and effect. No insurance carried by the Company has been canceled by the insurer during the past five years, and the Company has never been denied coverage nor received any notice or other communication from any issuer of any such insurance policy of any material increase in any deductibles, retained amounts or the premiums payable thereunder, or any threatened increase in deductibles, retainages or premiums.

               Section 2.22. BROKERS. Except as disclosed on Schedule 2.22, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by or on behalf of Seller, ESI and the Company in such a manner as not to give rise to any claim against Buyer, any Affiliate (as such term is defined in the rules and regulations promulgated under the Securities
Act) thereof, Seller, ESI or the Company for a finder's fee, brokerage commission, advisory fee or other similar payment.

               Section 2.23. CLOSING DATE EFFECT. All of the representations and warranties of Seller and ESI are true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made by Seller to Buyer on the Closing Date.

                                  ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

               Buyer represents and warrants to Seller and ESI that:

               Section 3.1. CORPORATE EXISTENCE. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Complete and correct copies of the Articles of Incorporation of Buyer and all amendments thereto, certified by the Secretary of State of the State of Colorado, and the By-laws of Buyer, and all amendments thereto, certified by the Secretary of Buyer, heretofore have been delivered to Seller. As a result of the business conducted by Buyer or the character or location of its properties, Buyer is duly qualified to do business and is in good standing in those states listed on Schedule 3.1 hereto, which are the only states where the nature of the business conducted by it or the character or location of its properties requires such qualification and where the failure to so qualify would have a material adverse effect upon the business, operations, assets, properties, rights or condition (financial or otherwise) or prospects of Buyer or upon the ability of the Buyer to consummate the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect").

               Section 3.2. AUTHORIZATION; VALIDITY. Buyer has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. No declaration, recording or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Buyer Material Adverse Effect. All necessary corporate action has been taken by Buyer with respect to the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby. Assuming the due execution and delivery of this Agreement by Seller and ESI, this Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the enforcement of creditors' rights and general principles of equity (whether applied in a proceeding at law or in equity). There does not exist any circumstances that would operate to terminate, reduce, alter or impair the obligation of Buyer to issue the Make Whole Shares or that give rise to or would give rise to a right of set-off by Buyer or any defense to the performance of Buyer's obligation to issue the Make Whole Shares in accordance with the terms of this Agreement.

               Section 3.3. NO BREACH OF STATUTE OR CONTRACT. Neither the execution and delivery of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (a) violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to Buyer or any of its material properties; (b) breach or conflict with any of the terms, provisions or conditions of the Articles of Incorporation or By-laws of Buyer; or (c) violate, conflict with or breach or require the authorization, consent or approval of any party under any agreement, contract, mortgage, instrument, indenture or license to which Buyer is a party or by which Buyer is or may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties, any claim, interest or right, including rights of termination or cancellation, in or with respect to any of Buyer's properties.

               Section 3.4. CAPITALIZATION; BUYER COMMON STOCK. Buyer's authorized capital stock consists of (i) 25,000,000 shares of Buyer Common Stock, of which 15,665,492 shares are issued and outstanding on the date hereof and will be outstanding on the Closing Date and (ii) 10,000,000 shares of Preferred Stock, $1.00 par value, of which there are no shares issued and outstanding on the date hereof. Except as set forth in Schedule 3.4, there are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements of any kind relating to the issuance, sale or transfer by Buyer of its capital stock, including without limitation, any rights of conversion or exchange under any outstanding securities or other instruments. The issuance and delivery of the Payment Shares and the Make Whole Shares have been duly and validly authorized by all necessary corporate action on the part of Buyer and will be duly and validly issued, fully paid and non-assessable. The Payment Shares and the Make Whole Shares will be issued, transferred and delivered to ESI free and clear of any and all liens, claims, charges, encumbrances, restrictions and agreements of any nature whatsoever. The Payment Shares and the Make Whole Shares will not be issued, transferred, and delivered to ESI in violation of any preemptive rights, rights of first refusal or other similar rights.

               Section 3.5. SEC REPORTS AND FINANCIAL STATEMENTS. Except for Buyer's Form 10-KSB which was filed two days late on October 16, 1998, Buyer has timely filed with the SEC, and has heretofore made available to Seller and ESI true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or after June 30, 1998 (as such documents have been amended or supplemented since the time of their filing and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively (collectively, the "Buyer SEC Reports"). At the time of filing, the Buyer SEC Reports (including any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be. The audited consolidated financial statements and unaudited interim consolidated financial statements (including the related notes) of Buyer included in the Buyer SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of Buyer and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein (which will not be material individually or in the aggregate).

               Section 3.6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Buyer SEC Reports, Buyer has no material debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, that would have a Buyer Material Adverse Effect.

               Section 3.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on Schedule 3.7 hereto, since June 30, 1998, no event or circumstance has occurred resulting or reasonably likely to result in a Buyer Material Adverse Effect. Without limiting the generality of the foregoing, since that date, there has not been with respect to Buyer:

               (a) Any change in its business, operations (as now conducted or as presently proposed to be conducted), assets, properties or rights, prospects or condition (financial or otherwise), or combination thereof which reasonably could be expected to result in a Buyer Material Adverse Effect;

               (b) Other than in the usual and ordinary course of business, any increase in amounts payable by Buyer to or for the benefit of or committed to be paid by Buyer to or for the benefit of any officer, director, stockholder, consultant, agent or employee of Buyer, in any capacity, or in any benefits granted under any bonus, stock option, profit sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan with respect to any such person;

               (c) Any transaction entered into or carried out other than in the ordinary and usual course of its business, including without limitation, any transaction resulting in the incurrence of liabilities or obligations;

               (d) Any material change made in the methods of doing business or in the accounting principles or practices or the method of application of such principles or practices;

               (e) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to any of its properties that will not be discharged prior to the Closing Date except for financing statements filed by personal property lessors as a matter of notification only;

               (f) Except in the ordinary course of business, any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of its properties, assets or services, individually or in the aggregate, in excess of $25,000;

               (g) Any purchase of or any agreement to purchase capital assets or any lease or any agreement to lease, as lessee, any capital assets, individually or in the aggregate, with a purchase price or carrying value in excess of $25,000;

               (h) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any contract, agreement, license or other instrument to which the Company is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of its business;

               (i) Any declaration of, or dividend or other distribution to the Company's shareholders, purchase, redemption or reclassification of any of the Company's capital stock or stock split, stock dividend, exchange or recapitalization or execution of any agreement in respect of the foregoing;

               (j) Any damage, destruction or similar loss, whether or not covered by insurance, adversely affecting Buyer's business; or

               (k) Any commitment by the Buyer to do any of the foregoing.

               Section 3.8. LITIGATION. Schedule 3.8 sets forth a complete and accurate list as of the date hereof of all Proceedings pending or, to Buyer's knowledge, threatened against or affecting the Buyer or any of the Buyer's properties or to Buyer's knowledge any of Buyer's officers or directors in their capacities as such, in, before or by any Governmental Authority. Buyer shall update Schedule 3.8 as of the Closing Date, but any information on such updated schedule relating to Proceedings arising after the date hereof shall not constitute a breach of this Section 3.8 unless such Proceedings have had or can reasonably be expected to have a Buyer Material Adverse Effect. Except as set forth on Schedule 3.8 or as disclosed in the Buyer SEC Reports, there is no Proceeding pending or, to the knowledge of Buyer, threatened against or affecting the Buyer or any of the Buyer's properties or to Buyer's knowledge any of the Buyer's officers or directors in their capacity as such, in, before or by any Governmental Authority that has had or can reasonably be expected to have a Buyer Material Adverse Effect, nor has any Governmental Authority notified the Buyer prior to the date hereof of any intention to conduct any investigation with respect to Buyer. The Buyer is not subject to or in default with the respect to any judgment, order, writ, injunction or decree or any governmental restriction.

               Section 3.9. COMPLIANCE WITH LAWS; ENVIRONMENTAL MATTERS.

               (a) Buyer is in compliance in all material respects with all laws, ordinances, regulations and orders applicable to its business and Buyer has no notice or actual knowledge of any violations thereof, whether actual, claimed or alleged, except as disclosed on Schedule 3.9 hereto and except for those instances of non-compliance or those violations as are not reasonably likely to have a Buyer Material Adverse Effect.

               (b) Buyer is not the subject of or, to its knowledge, being threatened to be the subject of (i) any enforcement proceeding, or (ii) any investigation, brought in either case under any Environmental Law, at any time in effect or (iii) any third party claim relating to the violation of any Environmental Law on or off the properties of Buyer. Buyer has not been notified that it must obtain any permits and licenses or file documents for the operation of its business under any Environmental Laws. Buyer has not been notified of any conditions on or off its properties that can reasonably be expected to give rise to any Environmental Law and that would result in a Buyer Material Adverse Effect.

               (c) Except as disclosed on Schedule 3.9, there are no Hazardous Substances that Buyer has used, stored or otherwise held in or on any of the facilities of Buyer that are present at or have migrated from the facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata.

               Section 3.10. TAXES. Except as set forth on Schedule 3.10:

               (a) Buyer and its subsidiaries have duly filed all federal, state, local and foreign tax returns and tax reports required to be filed by them prior to the date hereof and will file, on or before the Closing Date, all such returns and reports which are required to be filed after the date hereof and on or before the Closing Date, all such returns and reports are true, correct and complete in all material respects, none of such returns and reports has been amended, and all taxes, assessments, fees and other governmental charges arising under such returns and reports (i) have been fully paid (or, with respect to any returns or reports filed between the date hereof and the Closing Date, will be) or (ii) are being contested in good faith by appropriate proceedings (and are set forth on Schedule 3.10);

               (b) Schedule 3.10 sets forth the dates and results of any and all audits of federal, state, local and foreign tax returns of Buyer and its subsidiaries have performed by federal, state, local or foreign taxing authorities. No waivers of any applicable statutes of limitations are outstanding. All deficiencies proposed as a result of any audits have been paid or settled. There is no pending or threatened federal, state, local or foreign tax audit of Buyer and its subsidiaries and no agreement with any federal, state, local or foreign tax authority that may affect the subsequent tax liabilities of the Company; and

               (c) Buyer and its subsidiaries have no material liabilities for taxes other than as shown on the financial statements included in the Buyer SEC Reports, and no federal, state, local or foreign tax authority is now asserting or, to the knowledge of Buyer, threatening to assert any deficiency or assessment for additional taxes with respect to the Company.

               (d) All amounts required to be withheld by the Buyer and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other taxes have been collected or withheld and paid to the proper taxing authority. The Buyer has made all deposits required by law to be made with respect to employees' withholding and other employment taxes.

               Section 3.11. INVESTMENT. The Buyer is acquiring the Shares solely for its own account as an investment and not with a view to, or for offer or resale in connection with, any distribution thereof within the meaning of the Securities Act, and the rules and regulations promulgated thereunder. Buyer is an "accredited investor" as that term is defined in Rule 501 promulgated under the Act.

               Section 3.12. RELATED PARTY AGREEMENTS. Except as set forth in
Schedule 3.12, there are no contracts or other agreements, written or oral, to which the Buyer is a party or is bound or by which any property of the Buyer is bound or may be subject and to which the Buyer or any of its Affiliates (as such term is defined in the Securities Act) also is a party.

               Section 3.13. EMPLOYEES. The Buyer is not a party to or bound by any collective bargaining agreement, nor has the Buyer experienced any strike or material grievance, unfair labor practice or other collective bargaining dispute within the three year period prior to the date hereof. The Buyer has not committed any wrongful discharge or other wrongful act with respect to the employment or termination of any employee prior to the Closing Date that, individually or in the aggregate, can reasonably be anticipated to result in a Material Adverse Effect. Schedule 3.13 sets forth a complete list of the names, titles and rates of compensation at the date hereof of all employees, nonemployee officers or directors and key consultants and independent contractors of the Buyer. Except as set forth on Schedule 3.13, there are no Employment Agreements, whether written or oral, to which the Buyer is a party. The Buyer is not aware of any employee of the Buyer who is not a citizen of, or authorized in accordance with federal immigration laws to be employed in, the United States.

               Section 3.14. RELATIONS WITH GOVERNMENTS, ETC. The Buyer has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office which would cause the Buyer to be in violation of the Foreign Corrupt Practices Act of 1977 or any governmental requirement to a similar effect.

               Section 3.15. BROKERS. Except as disclosed on Schedule 3.15 all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by or on behalf of Buyer in such a manner as not to give rise to any claim against Buyer, Seller or ESI, any Affiliate thereof, or the Company for a finder's fee, brokerage commission, advisory fee or other similar payment.

               Section 3.16. CLOSING DATE EFFECT. All of the representations and warranties of Buyer are true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made by Buyer to Seller and ESI on the Closing Date.

                                   ARTICLE IV.

                                    COVENANTS

               Section 4.1.  ACCESS TO INFORMATION.

               (a) ESI and Seller shall cause the Company to afford to Buyer and, on a need to know basis, its accountants, counsel, financial advisors and other representatives (the "Buyer Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of its properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to the Buyer or Buyer Representatives such other information concerning the Company's business as Buyer shall reasonably request; provided that no investigation pursuant to this Section 4.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the transactions contemplated hereby. Buyer shall treat, and shall cause the Buyer Representatives to treat, all such materials and information in accordance with Section 4.5 hereof.

               (b) Buyer shall afford ESI, Seller and, on a need to know basis, their respective accountants, counsel, financial advisors and other representatives (the "Seller Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of the respective properties, books, contracts, commitments and records (including, but not limited to, tax returns) of Buyer and its subsidiaries and, during such period, shall furnish promptly to Seller, ESI or the Seller Representatives (i) a copy of each report, schedule and other document filed by any of them with the SEC in connection with the transactions contemplated by this Agreement or that may have a material effect on their respective businesses, and (ii) such other information concerning Buyer's business as Seller and ESI shall reasonably request; provided that no investigation pursuant to this Section 4.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the transactions contemplated hereby. Seller and ESI shall treat, and shall cause the Seller Representative to treat, all such materials and information in accordance with the terms and conditions of the Non-Disclosure Agreement.

               Section 4.2. AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and to effect all necessary filings and submissions.

               Section 4.3. CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE.

               (a) During the period from the date of this Agreement to the Closing Date, except as otherwise contemplated by this Agreement or consented to or approved by Buyer in writing, ESI and Seller shall cause the Company (i) to conduct its business in the usual, regular and ordinary course consistent with past practice and prudent business principles and (ii) to use its reasonable efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and to retain the services of its officers and key employees.

               (b) Seller and ESI agree that on and or after the date hereof and prior to the Closing Date, without the consent of Buyer, Seller and ESI shall not cause or otherwise suffer or permit the Company to:

               (i) incur or become subject to, or agree to incur or become subject to, any obligation or liability (absolute or contingent) except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business;

               (ii) mortgage, pledge or subject to lien, charge or any encumbrance, any of the Company's properties or agree so to do;

               (iii) sell or transfer or agree to sell or transfer any of its assets, properties or services or cancel or agree to cancel any debt or claim, except in each case in the ordinary course of business;

               (iv) consent or agree to a waiver of any right of substantial value;

               (v) terminate any contract, agreement, license or other instrument to which it is a party that provides for monthly payments by or to the Company in excess of $10,000;

               (vi) through negotiation or otherwise, make any commitment or incur any liability or obligation to any labor organization except in the ordinary course of business consistent with past practice;

               (vii) make or agree to make any accrual or arrangement for or payment of bonuses or special compensation of any kind to any officer, employee or agent;

               (viii) terminate any employee of the Company earning in excess of $25,000 per annum or directly or indirectly pay or make a commitment to pay any severance or termination pay to any officer, employee or agent except in the ordinary course of business consistent with past practice;

               (ix) introduce any new method of management, operation or accounting with respect to its business or any of the assets, properties or rights applicable thereto;

               (x) make capital expenditures or commitments therefor in excess of $10,000 except for repairs and maintenance in the ordinary course of business consistent with past practice; or

               (xi) authorize or enter into any agreement to do any of the foregoing.

               Section 4.4. CONDUCT OF BUYER'S BUSINESS PRIOR TO THE CLOSING DATE. Buyer agrees that, between the date of this Agreement and the Closing Date, except (a) for any actions taken by Buyer relating to any other acquisitions or business combinations or (b) as expressly contemplated by any other provision of this Agreement, unless Seller and ESI shall otherwise agree in writing, (x) the respective business of Buyer and its subsidiaries shall be conducted only in, and shall not take any action except in, the ordinary course of business consistent with past practice. By way of amplification and not limitation, except (a) for any actions taken by Buyer relating to any other acquisitions or business combinations or (b) as expressly contemplated by any other provision of this Agreement, neither Buyer nor its subsidiaries shall, between the date of this Agreement and the Closing Date, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Seller and ESI, which consent shall not be unreasonably withheld or delayed:

                      (i) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any subsidiary of Buyer may pay dividends or make other distributions to Buyer or any other subsidiary of Buyer;

                      (ii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                      (iii) sell, transfer, license, sublicense or otherwise dispose of any material assets; or

                      (iv) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

               Section 4.5. CONFIDENTIALITY. Each of the parties to this Agreement covenants and agrees to hold in strict confidence all data and information obtained from the other party hereto or any subsidiary, division, associate, representative, agent or affiliate of any such party, including but not limited to information furnished prior to the date hereof (unless such information is or becomes publicly available without the fault of any representative of such party, or public disclosure of such information is required by law in the opinion of counsel to such party) and shall insure that such representatives do not disclose information to others without the prior written consent of the other party hereto, and in the event of the termination of this Agreement, to cause its representatives to return promptly every document furnished by the other party hereto or any subsidiary, division, associate, representative, agent or affiliate of any such party in connection with the transactions contemplated hereby and any copies thereof which may have been made, other than documents which are publicly available.

               Section 4.6. ANNOUNCEMENTS. None of the parties to this Agreement nor any of their respective Affiliates shall make any public announcements prior to the Closing Date or any time thereafter with respect to this Agreement or the transactions contemplated hereby without the written consent of the other parties hereto, unless advised by counsel that such disclosure is required by law (in which event such party shall promptly notify the other parties hereto).

               Section 4.7. SATISFACTION OF CONDITIONS. Each of the parties hereto shall use its best efforts to fulfill or obtain the fulfillment of all of the conditions to Closing.

               Section 4.8. NOTICE OF DEVELOPMENTS. Buyer, ESI and Seller agree to give each other prompt written notice in the event its own representations and warranties are discovered to be untrue as of the time made or in the event such party determines that such representations and warranties shall be untrue as if made at and as the Closing Date. No disclosure by Buyer, ESI or Seller pursuant to this Section 4.8, however, shall be deemed to or shall supplement the schedules hereto or to cure any misrepresentation or breach of warranty; PROVIDED, HOWEVER, that the delivery of or failure to deliver any notice pursuant to this Section 4.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

               Section 4.9. REPORTING STATUS. Until one year after the date as of which the Seller may sell all of the Purchase Shares without restriction pursuant to Rule 144(k) promulgated under the Securities Act, the Buyer shall use its best efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act and to maintain its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

               Section 4.10. AMEX LISTING. The Buyer shall use reasonable efforts to secure the listing of the Buyer Common Shares, including the Payment Shares and the Make Whole Shares, on the American Stock Exchange.

               Section 4.11. BOARD REPRESENTATIVE. Buyer shall appoint a designee of ESI to its Board of Directors at the earliest practicable date following the Closing Date and shall nominate and recommend the re-election of such designee at its next annual meeting of stockholders; provided, however, that if Seller shall no longer own at least 5% of the issued and outstanding shares of Buyer Common Stock the Buyer shall have no further obligation under this Section 4.11. In the event that ESI chooses not to seek the appointment of a designee to the Buyer's Board of Directors, the Buyer shall (i) allow a representative of ESI to attend and observe meetings of its Board of Directors and (ii) provide ESI with all notices and other documents provided to its Board of Directors.

               Section 4.12. COMPANY FUNDING. The Buyer will secure equity or debt financing on or prior to the Closing Date in an amount which Buyer and ESI reasonably believe will be sufficient to satisfy the creditors of the Company. The Buyer will make a capital contribution (the "Capital Contribution") to the Company in an amount to be reasonably agreed to by the Buyer and ESI, the proceeds of which shall be used to satisfy creditors of the Company and to fund the commencement of the Company's operations. In addition, Buyer shall use its best efforts to secure the release of ESI as guarantor of indebtedness of the Company set forth on Schedule 4.12, including without limitation, (a) executing agreements with creditors of the Company to provide a guaranty to such creditors in a form reasonably satisfactory to such creditors, and (b) providing such creditors with all of the information it requests on a timely basis.

                                   ARTICLE V.

                                     CLOSING

               Section 5.1. CLOSING. This transaction shall close and all deliveries to be made at the time of closing (the "Closing") shall take place at 10:00 a.m., local time, on November 30, 1998, or on such other date as may be agreed upon from time to time in writing by Seller and Buyer (the "Closing Date"). The Closing shall take place at the offices of Short & Ketchand, 11 Greenway Plaza, Suite 1512, Houston Texas 77046, or at such other place as the Buyer and the Seller shall mutually agree.

               Section 5.2. DELIVERIES BY SELLER AND ESI. On or prior to the Closing Date, Seller and ESI shall deliver to Buyer, duly and properly executed, the following:

               (a) A certificate or certificates representing the Shares, duly endorsed in blank for transfer or accompanied by separate stock powers duly executed in blank, with all necessary documentary stamps evidencing the payment of all applicable transfer taxes.

               (b) Resolutions of the Board of Directors of Seller and ESI authorizing the execution and delivery of this Agreement by Seller and the performance of its obligations hereunder, certified by the Secretary of each of the Seller and ESI.

               (c) A certificate of the Secretary of State of Texas dated as of a recent date as to the good standing of the Company in such state.

               (d) A certificate of the Secretary of State of each state listed on Schedule 2.1, dated as of a recent date as to the good standing of the Company in each such state.

               (e) A Certificate of the President and Secretary of Seller and ESI in accordance with Section 6.1(d).

               (f) A Registration Rights Agreement to be entered into by and between Buyer and ESI, in the form attached hereto as Exhibit A (the "Registration Rights Agreement").

               (g) Such other separate instruments or documents that Buyer may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement including, without limitation, all regulatory and contractual consents of third parties.

               Section 5.3. DELIVERIES BY BUYER. On or prior to the Closing Date, Buyer shall deliver to Seller and ESI all duly and properly executed, the following:

               (a) Resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement by Buyer and the performance of its obligations hereunder, certified by the Secretary of Buyer.

               (b) A certificate of the Secretary of State of Colorado dated as of a recent date as to the good standing of Buyer in such state.

               (c) A certificate of the President and Secretary of Buyer in accordance with Section 6.2(d).

               (d) The Payment Shares, registered in the name of ESI or its designee, any such designation to be made by ESI in writing and delivered to Buyer not later than two days prior to the Closing Date.

               (e)    The Registration Rights Agreement.

               (f) Such other separate instruments or documents that Seller and ESI may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VI.

                       CONDITIONS PRECEDENT TO OBLIGATIONS

               Section 6.1. CONDITIONS TO OBLIGATIONS OF BUYER. Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by Buyer):

               (a) REPRESENTATIONS AND WARRANTIES. Seller's and ESI's representations and warranties set forth in Article II of this Agreement shall have been true and correct in all respects when made and shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or a warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects as of such date.

               (b) PERFORMANCE OF AGREEMENT. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Seller and ESI shall have been fully performed and complied with on or prior to the Closing Date, including, without limitation, the delivery of the fully executed instruments and documents in accordance with Section 5.2 hereof.

               (c) NO ADVERSE PROCEEDING. There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Buyer, Seller, ESI or the Company, for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation hereof is illegal.

               (d) CERTIFICATE. Seller and ESI shall have delivered to Buyer a certificate, dated the Closing Date, executed by Seller's and ESI's President and Secretary, to the effect that (i) the conditions set forth in subsections
(a) and (b) and, to the best knowledge of such officers, (c), of this Section
6.1 have been satisfied and (ii) the Articles of Incorporation and By-laws of the Company shall have not been amended since the date upon which certified copies of each had been delivered to Buyer and remain in full force and effect.

               (e) CONSENTS AND APPROVALS. All consents, approvals and authorizations of all material contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

               (f) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any event or circumstance resulting or reasonably likely to result in a Material Adverse Effect.

               (g) LEASE AGREEMENT. Buyer shall have entered into a real property lease or sublease (the "Lease Agreement") with the lessor or the sublessor for a portion used by the Company in the premises located at the Port of Bay City, in a form reasonably satisfactory to Buyer.

               Section 6.2. CONDITIONS TO OBLIGATIONS OF SELLER AND ESI. Each and every obligation of Seller and ESI to be performed on the Closing Date shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by Seller or ESI):

               (a) REPRESENTATIONS AND WARRANTIES. Buyer's representations and warranties set forth in Article III of this

Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or a warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects as of such date.

               (b) PERFORMANCE OF AGREEMENT. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Buyer shall have been fully performed and complied with on or prior to the Closing Date including, without limitation, the delivery and the fully executed instruments and documents in accordance with Section 5.3 hereof.

               (c) NO ADVERSE PROCEEDING. There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Buyer, Seller or the Company, for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation hereof is illegal.

               (d) CERTIFICATE. Buyer shall have delivered to Seller and ESI a certificate, dated the Closing Date, executed by Buyer's President and Secretary to the effect that (i) the conditions set forth in subsections (a) and (b) and, to the best knowledge of such officers, (c), of this Section 6.2 have been satisfied and (ii) the Articles of Incorporation and By-laws of Buyer shall have not been amended since the date upon which certified copies of each had been delivered to Seller and remain in full force and effect.

               (e) NO BUYER MATERIAL ADVERSE EFFECT. There shall not have occurred any event or circumstance resulting or reasonably likely to result in a Buyer Material Adverse Effect, including but not limited to, a reduction of the Fair Market Value of the Buyer Common Stock below $3.20. Fair Market Value shall be calculated based upon the average of the closing sales prices of Buyer Common Stock on the Nasdaq OTC Bulletin Board for any five consecutive trading days.

               (f) TAX FREE STATUS. The Seller shall have received advice of its tax counsel that it will not be taxed upon receipt of the Payment Shares and the Make Whole Shares.

               (g) COMPANY FUNDING; RELEASE OF GUARANTY. Buyer shall have made the Capital Contribution to the Company. In addition, ESI and Seller shall have been released from all obligations relating to the indebtedness of the Company set forth on Schedule 4.12.

                                  ARTICLE VII.

                                 INDEMNIFICATION

               Section 7.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS. Subject to the limitations set forth in this Article VII and notwithstanding any investigation conducted at any time with regard thereto by or on behalf of Buyer, ESI or the Seller, all representations, warranties, covenants and agreements of Buyer, ESI and the Seller in this Agreement shall survive the execution, delivery and performance of this Agreement and shall be deemed to have been made again by the Buyer, ESI and the Seller at and as of the Closing. The obligation of indemnity provided herein shall survive the Closing.

               Section 7.2. INDEMNIFICATION.

               (a) Subject to the limitations set forth in this Article VII, Seller and ESI shall indemnify and hold harmless Buyer from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses including, without limitation, interest, penalties, reasonable attorneys' fees, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by Buyer, directly or indirectly, as a result of or arising from any inaccuracy in or breach of the representations and warranties or covenants of the Seller or ESI contained in this Agreement (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of Buyer as the Indemnified Party (as hereinafter defined)).

               (b) Subject to the limitations set forth in this Article VII, Buyer shall indemnify and hold harmless Seller and ESI from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by Seller or ESI, directly or indirectly, as a result of or arising from any inaccuracy in or breach of any of the representations and warranties or covenants of the Buyer contained in this Agreement (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of Seller or ESI as the Indemnified Party).

               (c) For purposes of this Article VII, all Damages shall be computed net of any insurance coverage (from the amount of which coverage there shall be deducted all costs and expenses, including attorneys' fees, of the Indemnified Party not reimbursed by such coverage) with respect thereto that reduces the Damages that would otherwise be sustained; PROVIDED, HOWEVER, that in all cases, the timing of the receipt or realization of insurance proceeds shall be taken into account in determining the amount of reduction of Damages.

               Section 7.3. LIMITATIONS ON INDEMNIFICATION. Rights to indemnification hereunder are subject to the following limitations:

               (a) All obligations of indemnity provided herein resulting from the assertion of liability with respect to any representations and warranties (other than Sections 2.13 and 3.10 which shall survive for the applicable statute of limitations including all extensions thereof and Sections 2.12, 2.14 and 3.4 which shall survive until eighteen months after the Closing Date) shall terminate on the first anniversary of the Closing Date.

               (b) If, prior to the termination of any obligation to indemnify as provided for herein, written notice of a claimed breach is given by the party seeking indemnification including in detail the basis therefor (the "Indemnified Party") to the party from whom indemnification is sought (the "Indemnifying Party") or a suit or action based upon a claimed breach is commenced against the Indemnified Party, the Indemnified Party shall not be precluded from pursuing such claimed breach or suit or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim, suit or action, by reason of the termination otherwise provided for above.

               (c) The right of any party hereto to commence or assert an action, suit, claim or proceeding for Damages in respect of the breach of a representation or warranty contained herein shall terminate at the same time that the obligation of indemnification provided herein with respect to such breach shall terminate.

               (d) No party shall assert any claim against any other party or parties for indemnification hereunder with respect to any breach of a representation or warranty unless and until the amount of all such claims shall exceed $20,000.

               Section 7.4. PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO THIRD-PARTY CLAIMS. The Indemnified Party shall give the Indemnifying Party prompt written notice of any third party claim, demand, assessment, suit or proceeding to which the indemnification set forth in Section 7.3 applies, which notice to be effective must describe such claim in reasonable detail (the "Indemnification Notice"). Notwithstanding the foregoing, the Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing, and the rights of the Indemnified Party to be indemnified hereunder in respect of any third party claim shall not be adversely affected by its failure to give notice pursuant to the foregoing unless and, if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have the right to control the defense or settlement of any such action subject to the provisions set forth below, but the Indemnified Party may, at its election, participate in the defense of any action or proceeding at its sole cost and expense. Notwithstanding the foregoing, if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, in connection with any Indemnifiable Claim, then the Indemnified Party shall be entitled to retain its own counsel as is reasonably satisfactory to the Indemnifying Party at the Indemnifying Party's expense. In the event that such Indemnified Party shall seek indemnification as provided herein, such Indemnified Party shall make available to the Indemnifying Party, at its expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Should the Indemnifying Party fail to defend any such Indemnifiable Claim (except for failure resulting from the Indemnified Party's failure to timely give notice of such Indemnifiable claim), then, in addition to any other remedy, the Indemnified Party may settle or defend such action or proceeding through counsel of its own choosing and may recover from the Indemnifying Party the amount of such settlement, demand, or any judgment or decree and all of its costs and expenses, including reasonable fees and disbursements of counsel. Except as permitted in the preceding sentence, the Indemnifying Party shall not be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, if such approval is unreasonably withheld, the liability of the Indemnifying Party shall be limited to the amount of the proposed compromise or settlement and the amount of the Indemnified Party's reasonable counsel fees incurred in defending such claim, as permitted by the preceding sentence, at the time such consent is unreasonably withheld. Notwithstanding the preceding sentence, the right of the Indemnified Party to compromise or settle any claim without the prior written consent of the Indemnifying Party shall only be available if a complete release of the Indemnifying Party is contemplated to be part of the proposed compromise or settlement of such third party claim.

               Section 7.5. PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO NON-THIRD-PARTY CLAIMS. In the event that the Indemnified Party asserts the existence of an Indemnifiable Claim (but excluding claims resulting from the assertion of liability by third parties), it shall give prompt written notice to the Indemnifying Party specifying the nature and amount of the claim asserted (the "Non-Third Party Claim Indemnification Notice"). If the Indemnifying Party, within 30 days (or such greater time as may be necessary for the Indemnifying Party to investigate such Indemnifiable Claim not to exceed 60 days), after receiving the Non-Third Party Claim Indemnification Notice from the Indemnified Party, shall not give written notice to the Indemnified Party announcing its intent to contest such assertion of the Indemnified Party (the "Contest Notice"), such assertion shall be deemed accepted and the amount of the claim shall be deemed a valid Indemnifiable Claim. During the time period set forth in the preceding sentence, the Indemnified

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Party shall cooperate fully with the Indemnifying Party in respect of such
Indemnifiable Claim. In the event, however, that the Indemnifying Party contests the assertion of a claim by giving a Contest Notice to the Indemnified Party within such period, then if the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within 60 days after such notice was first given to the Indemnifying Party, such parties may seek any remedy available to them at law or in equity.

                                  ARTICLE VIII.

                                   TERMINATION

               Section 8.1. TERMINATION BY BUYER. This Agreement may be terminated and cancelled at any time prior to the Closing Date by Buyer upon written notice to Seller and ESI if: (i) any of the representations or warranties of Seller contained herein shall prove to be inaccurate or untrue in any respect; (ii) any obligation, term or condition to be performed, kept or observed by Seller hereunder has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement, provided, however, that (x) Buyer has given Seller and ESI written notice of all reasons for the proposed termination and (y) Seller or ESI has not cured any such condition within 10 days of receiving the Buyer's notice; or (iii) Buyer is not satisfied in its sole discretion with the results of its full due diligence review of the Business by Buyer and its counsel and agents, provided, however, that the Buyer's right to terminate pursuant to this subsection (iii) shall terminate on November 30, 1998.

               Section 8.2. TERMINATION BY SELLER OR ESI. This Agreement may be terminated and cancelled at any time prior to the Closing Date by Seller and ESI upon written notice to Buyer if: (i) any of the representations or warranties of Buyer contained herein shall prove to be inaccurate or untrue in any material respect; (ii) any obligation, term or condition to be performed, kept or observed by Buyer hereunder has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement, provided, however, that (x) Seller and ESI has given Buyer written notice of all reasons for the proposed termination and (y) Buyer has not cured any such condition within 10 days of receiving the Seller's and ESI's notice; or (iii) ESI and the Seller are not satisfied in their sole discretion with the results of their due diligence review of the Buyer and its respective business operations, prospects, liabilities and assets, provided, however, the Buyer's right to terminate pursuant to this subsection (iii) shall terminate on November 30, 1998.

               Section 8.3. TERMINATION BY ANY PARTY. Any party hereto shall have the right to terminate and cancel this Agreement if (i) the Closing Date shall not have occurred on or before November 30, 1998, unless extended pursuant to Section 5.1 hereof; provided that

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such failure of occurrence shall not have resulted from the delay, default or breach of such party; or (ii) a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable.

               Section 8.4. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and cancelled at any time prior to the Closing Date by mutual written consent of Buyer, Seller and ESI.

               Section 8.5. EFFECT OF TERMINATION. In the event of termination of this Agreement by any party hereto as provided in this Article VIII, this Agreement shall forthwith become void and there shall be no further obligation on the part of any party or their respective officers or directors (except as set forth in this Section 8.5, Section 4.5 and in Section 4.6 which shall survive the termination). Nothing in this Section 8.5 shall relieve any party from liability for any breach or failure of observance of the provisions of this Agreement.

                                   ARTICLE IX.

                            MISCELLANEOUS PROVISIONS

               Section 9.1. NOTICES. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made when received if in writing and if served either by personal delivery to the party for whom intended (which shall include delivery by Federal Express or similar nationally recognized service) or five business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

        IF TO SELLER OR ESI:   Evans Systems, Inc.
                               720 North Avenue F
                               P.O. Box 2480
                               Bay City, Texas 77404-2480
                               Attention:  Chief Executive Officer

        WITH A COPY TO:        Olshan Grundman Frome & Rosenzweig LLP
                               505 Park Avenue
                               New York, New York 10022
                               Attention: Michael Otner, Esq.

        IF TO BUYER:           Synaptix Systems Corporation
                               3050 Post Oak Boulevard, Suite 1080
                               Houston, Texas 77056
                               Attention: Chief Executive Officer

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
        WITH A COPY TO:        Boyer Ewing & Harris
                               9 Greenway Plaza, Suite 3200
                               Houston, Texas 77046
                               Attention: John Boyer, Esq.

               Section 9.2. ENTIRE AGREEMENT. This Agreement, the documents referred to herein, and the other matters agreed to in writing by the parties on the date hereof, embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

               Section 9.3. BINDING EFFECT; ASSIGNMENT. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, Seller and ESI and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by either of the parties hereto without the prior written consent of the other party except that Buyer shall have the right to assign its rights but not its obligations hereunder to any Affiliate thereof. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

               Section 9.4. CAPTIONS. The Article and Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

               Section 9.5. EXPENSES OF TRANSACTION. Seller and ESI shall pay all costs and expenses incurred by them, in connection with this Agreement and the transactions contemplated hereby. Buyer shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

               Section 9.6. WAIVER; CONSENT. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by each of the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed to in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations, representations or warranties hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation or warranty by such other party, nor shall any forbearance by the first party to seek a remedy for any

                                      -36-
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noncompliance or breach by such other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

               Section 9.7. NO THIRD PARTY BENEFICIARIES. Subject to the provisions of Section 9.3 hereof, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of the provisions of this Agreement.

               Section 9.8. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

               Section 9.9. GENDER. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

               Section 9.10. GOVERNING LAW. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of laws thereof.

               Section 9.11. KNOWLEDGE. As used in this Agreement, the term "knowledge", when used herein with respect to Seller, ESI or Buyer shall mean the knowledge of each of the executive officers of Seller or Buyer, as the case may be.

               Section 9.12. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

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               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                     BUYER:

                                            SYNAPTIX SYSTEMS CORPORATION


                                            By: /S/ PETER C. VANUCCI
                                               Name:  Peter C. Vanucci
                                               Title: Chairman & CEO


                                     SELLER:

                                            WAY ENERGY, INC.


                                            By: /S/ J.L. EVANS, SR.
                                               Name:  J.L. Evans, Sr.
                                               Title: President

                                            EVANS SYSTEMS, INC.


                                            By: /S/ J.L. EVANS, SR.
                                               Name:  J.L. Evans, Sr.
                                               Title: President

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